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Exhibit 1

NIKE, Inc.

Medium-Term Notes
Due Nine Months or More from Date of Issue

DISTRIBUTION AGREEMENT

May 29, 2002

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banc One Capital Markets, Inc.
Banc of America Securities LLC
Commerzbank Capital Markets Corp.
Fleet Securities, Inc.
HSBC Securities (USA) Inc.
Salomon Smith Barney Inc.
Scotia Capital (USA) Inc.
Tokyo-Mitsubishi International plc
U.S. Bancorp Piper Jaffray Inc.

Dear Ladies and Gentlemen:

NIKE, Inc., an Oregon corporation (the "Company"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc One Capital Markets, Inc., Banc of America Securities LLC, Commerzbank Capital Markets Corp., Fleet Securities, Inc., HSBC Securities (USA) Inc., Salomon Smith Barney Inc., Scotia Capital (USA) Inc., Tokyo-Mitsubishi International plc and U.S. Bancorp Piper Jaffray Inc. (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of December 13, 1996, as amended or modified from time to time (the "Indenture"), between the Company and Bank One Trust Company, National Association (successor in interest to First National Bank of Chicago), as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $500,000,000 aggregate initial offering price of Notes (or its equivalent, based upon the exchange rate on the applicable trade date in such foreign or composite currencies as the Company shall designate at the time of issuance) to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

        This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case the applicable Agent will act as an agent of the Company in soliciting offers for the purchase of Notes.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-71324) and pre-effective amendment no. 1 thereto for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company has filed such post-effective amendments thereto as may be required prior to its acceptance of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable) is referred to herein as the

"Registration Statement"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement and pricing supplement relating to the offering of Notes), in the form first furnished to the applicable Agent(s) for use in confirming sales of Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to any acceptance by the Company of an offer for the purchase of Notes but shall exclude the Statement of Eligibility of Trustee on Form T-1; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus furnished by the Company after the Registration Statement became effective and before any acceptance by the Company of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "disclosed", "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

SECTION 1.    Appointment as Agent.

        (a)    Appointment.    Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes, except as otherwise provided in this Section 1(a), will be sold exclusively to or through the Agents. Notwithstanding the foregoing, the Company reserves the right to appoint additional agents for the purpose of selling or placing Notes in one or more discrete transactions during the term of this Agreement under the terms of an agreement substantially identical to this Agreement (provided that the commission to be paid to such additional agents in connection with the sale of any Note shall be the applicable commission determined pursuant to Section 3(a) hereof); provided that such agent or agents shall not have been directly or indirectly solicited by the Company to place or sell the Notes. The Company shall give prompt written notice to the Agents of the occurrence of any event described in the preceding sentence. No commission will be payable by the Company to the Agents on any Notes sold by other agents or directly by the Company on its own behalf. As used herein, the term "Agent", in addition to Merrill Lynch and Banc One Capital Markets, Inc, Banc of America Securities LLC, Commerzbank Capital Markets Corp., Fleet Securities, Inc., HSBC Securities (USA) Inc., Salomon Smith Barney Inc., Scotia Capital (USA) Inc., Tokyo-Mitsubishi International plc and U.S. Bancorp Piper Jaffray Inc., refers to each person or entity which, at any particular time, is an agent, for the Company hereunder as evidenced by its execution of a counterpart of this Agreement.

        (b)    Sale of Notes.    The Company shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

        (c)    Purchases as Principal.    The Agents shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Company by an Agent as principal shall be made in accordance with Section 3(a) hereof.

        (d)    Solicitations as Agent.    If agreed upon between an Agent and the Company, such Agent, acting solely as an agent for the Company and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to the Company, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Company, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.

        (e)    Reliance.    The Company and the Agents agree that any Notes purchased from the Company by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of the Company shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.    Representations and Warranties.

        (a)  The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), as follows:

          (i)    Effectiveness of Registration Statement.    The Registration Statement has been filed with the Commission; the Registration Statement, in the form heretofore delivered or to be delivered to the Agents, has been declared effective by the Commission in such form; other than a Rule 462(b) Registration Statement, if any, which became effective upon filing, and other than those documents referred to above in this Section 2(a)(i), no other document with respect to the Registration Statement or documents incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the 1933 Act Regulations, each in the form heretofore delivered to the Agents); and no stop order suspending the effectiveness of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission;

          (ii)    Incorporated Documents.    The documents incorporated by reference in the Prospectus, when they were or are filed with the Commission, as the case may be, conformed or will conform, as the case may be, in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations");

          (iii)    Registration Statement and Prospectus.    The Registration Statement and the Prospectus conform, and the Prospectus as amended or supplemented will conform, in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission thereunder (the "1939 Act Regulations"); the Registration Statement, as amended, does not and will not, as of the effective date of the latest post-effective amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not and will not as of the applicable filing date of the Prospectus, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Agent expressly for use in the Prospectus as amended or supplemented relating to the Notes;

          (iv)    No Material Changes.    Neither the Company nor any of its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the 1934 Act (each, a "Significant Subsidiary")) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any decrease in the capital stock of the Company or any of its Significant Subsidiaries (other than as required pursuant to any stock repurchase plan that has been disclosed or incorporated by reference in the Prospectus) or an increase in the consolidated long-term debt of the Company in excess of $10 million or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries (a "Material Adverse Change"), otherwise than as set forth in or contemplated by the Prospectus;

          (v)    Due Incorporation.    The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Oregon, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

          (vi)    Capitalization.    The Company has an authorized capitalization as set forth or incorporated by reference in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

          (vii)    Authorization of the Notes and the Indenture.    The Notes have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against the consideration thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the 1939 Act and, at the Time of Delivery for such Notes, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms and the Notes will conform in all material respects to the descriptions thereof contained in the Prospectus with respect to such Notes;

          (viii)    Absence of Conflicts and Violations.    The issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement, and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, in the case of (i) and (iii) above other than such breaches, conflicts, violations or defaults which, individually or in the aggregate, (x) would not have a material adverse effect on the Company and its subsidiaries taken as a whole and (y) would not affect the validity, performance or consummation of the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except (x) such as have been, or will have been prior to the Settlement Date, obtained under the 1933 Act and the 1939 Act and (y) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Agents; and (z) such consents, approvals, authorizations, orders, registrations or qualifications which (individually or in the aggregate) the failure to make, obtain or comply with (a) would not have a material adverse effect on the Company and its subsidiaries taken as a whole and (b) would not affect the validity, performance or consummation of the transactions contemplated by this Agreement or the Indenture;

          (ix)    Description of the Notes.    The statements set forth in the Prospectus under the captions "Description of Debt Securities" and "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Notes, conform in all material respects to the rights set forth in the instruments defining the same;

          (x)    Good Standing and Absence of Defaults.    Neither the Company nor any of its Significant Subsidiaries is in violation of its certificate or articles of incorporation, as applicable, or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that would not reasonably be expected to result in a Material Adverse Change to the Company or such Significant Subsidiary, as the case may be;

          (xi)    Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which may reasonably be expected to result in a Material Adverse Change, or which may reasonably be expected to materially and adversely affect the assets, properties or operations thereof, the performance by the Company of its obligations under this Agreement, the Indenture and the Notes or the consummation of the transactions contemplated in the Prospectus; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, may not reasonably be expected to result in a Material Adverse Change;

          (xii)    Investment Company Act.    The Company is not and, after giving effect to the offering and sale of the Notes, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act");

          (xiii)    Independent Accountants.    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations; and

          (xiv)    Possession of Intellectual Property.    Other than as set forth in the Prospectus, the Company and its subsidiaries own or have valid, binding, enforceable licenses or other rights to use any patents, trademarks, trade names, service marks, service names, copyrights, and other proprietary intellectual property rights ("Intellectual Property") necessary to conduct the business of the Company and its subsidiaries in the manner in which it has been and is being conducted, without any conflict with the rights of others, except for such conflicts as do not and would not reasonably be expected to result in a Material Adverse Change to the Company and its subsidiaries, taken as a whole; the information contained or incorporated by reference in the Registration Statement and Prospectus concerning patents issued to, or patent applications filed on behalf of, the Company and its subsidiaries is accurate in all material respects; and, except as described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice from any other person of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property or any trade secrets, proprietary information, know-how, processes and procedures owned or used by or licensed to the Company or any of its subsidiaries, which if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change to the Company and its subsidiaries, taken as a whole.

          (xv)    Commodity Exchange Act.    The Notes, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

          (xvi)    Ratings.    The Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, will be rated "A2" by Moody's Investors Service, Inc. and are rated "A" by Standard & Poor's Ratings Services, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

SECTION 3.    Purchases as Principal; Solicitations as Agent.

        (a)    Purchases as Principal.    Notes purchased from the Company by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and shall be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such brokers or dealers. At the time of each purchase of Notes from the Company by one or more Agents as principal, such Agent or Agents shall specify the requirements for the officers' certificate, opinion of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof.

        If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

          (a)  if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

          (b)  if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

        (b)    Solicitations as Agent.    On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Prospectus. Each Agent shall use its reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Company and such Agent.

        The Company reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of the Company, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of offers for the purchase of Notes from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

        The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company, as set forth in Schedule A hereto.

        (c)    Administrative Procedures.    The purchase price, interest rate or formula, maturity date and other terms of the Notes specified in Exhibit A hereto (as applicable) shall be agreed upon between the Company and the applicable Agent(s) and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared by the Company in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the "Procedures") shall be agreed upon from time to time among the Company, the Agents and the Trustee. The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.    Covenants of the Company.

        The Company covenants and agrees with each Agent as follows:

        (a)    Notice of Certain Events.    The Company will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation of any proceedings for that purpose, (v) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities, and (vi) the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Notes under state securities or blue sky laws or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible.

        (b)    Filing or Use of Amendments.    The Company will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish to the Agents copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such document to which the Agents or counsel for the Agents shall reasonably object.

        (c)    Delivery of the Registration Statement.    The Company has furnished to each Agent and to counsel for the Agents, without charge, signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed and conformed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d)    Delivery of the Prospectus.    The Company will deliver to each Agent, without charge, as many copies of each preliminary prospectus as such Agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e)    Preparation of Pricing Supplements.    The Company will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. The Company will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Company's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

        (f)    Revisions of Prospectus—Material Changes.    Except as otherwise provided in subsection (m) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Company will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request. In addition, the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

        (g)    Earnings Statements.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h)    Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations. In the event that documents required to be filed with the Commission pursuant to the 1934 Act are not available on EDGAR, the Company agrees to furnish such documents to the Agents as soon as possible.

        (i)    Restriction on Offers and Sales of Securities.    If agreed upon between one or more Agents acting as principal and the Company, between the date of the agreement by such Agent(s) to purchase the related Notes from the Company and the Settlement Date with respect thereto, the Company will not, without the prior written consent of such Agent(s), issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business).

        (j)    Use of Proceeds.    The Company will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

        (k)    Suspension of Certain Obligations.    The Company shall not be required to comply with the provisions of subsections (f), (g) or (h) of this Section 4 during any period from the time (i) the Agents shall have suspended solicitation of offers for the purchase of Notes in their capacity as agents pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased from the Company as principal, as the case may be, until the time the Company shall determine that solicitation of offers for the purchase of Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

SECTION 5.    Conditions of Agents' Obligations.

        The obligations of one or more Agents to purchase Notes from the Company as principal and to solicit offers for the purchase of Notes as an agent of the Company, and the obligations of any purchasers of Notes sold through an Agent as an agent of the Company, will be subject to the accuracy of the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance and observance by the Company of its covenants and other obligations hereunder, and to the following additional conditions precedent:

        (a)    Effectiveness of Registration Statement.    The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

        (b)    Legal Opinions.    On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

          (1)    Opinion of General Counsel to the Company.    The favorable opinion of James C. Carter, General Counsel to the Company, to the effect set forth in Exhibit B hereto and to such further effect as the Agents may reasonably request.

          (2)    Opinion of Counsel for the Company.    The favorable opinion of Latham & Watkins, counsel for the Company, to the effect set forth in Exhibit C hereto and to such further effect as the Agents may reasonably request.

          (3)    Opinion of Counsel for the Agents.    The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Agents, with respect to the matters set forth in paragraphs 1, 3 and 4 of Exhibit B hereto and paragraphs 1, 2, 3, 5, 6, 7 and the last paragraph of Exhibit C hereto.

        (c)    Officer's Certificate.    On the date hereof, there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer and chief accounting officer of the Company, dated as of the date hereof, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission.

        (d)    Comfort Letter of Pricewaterhouse Coopers LLP.    On the date hereof, the Agents shall have received a letter from Pricewaterhouse Coopers LLP, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect set forth in Exhibit D hereto.

        (e)    Additional Documents.    On the date hereof, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

        If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party except as provided in Section 10 hereof and except that Sections 8, 9, 11, 14 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.    Delivery of and Payment for Notes Sold through an Agent as Agent.

        Delivery of Notes sold through an Agent as an agent of the Company shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure has occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.    Additional Covenants of the Company.

        The Company further covenants and agrees with each Agent as follows:

        (a)    Reaffirmation of Representations and Warranties.    Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent(s) or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

        (b)    Subsequent Delivery of Certificates.    Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to one or more Agents as principal or (iii) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to the Agents are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (ii) above, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise since the date of the agreement by such Agent(s) to purchase Notes from the Company as principal).

        (c)    Subsequent Delivery of Legal Opinions.    Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) (if required in connection with the purchase of Notes from the

Company by one or more Agents as principal) the Company sells Notes to one or more Agents as principal or (iii) the Company sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinions of Latham & Watkins, counsel to the Company, and James C. Carter, General Counsel to the Company, or other counsel satisfactory to the Agent(s), dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent(s), of the same tenor as the opinions referred to in Sections 5(b)(1) and 5(b)(2) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, each counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

        (d)    Subsequent Delivery of Comfort Letters.    Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes) or (ii) (if required in connection with the purchase of Notes from the Company by one or more Agents as principal) the Company sells Notes to one or more Agents as principal, the Company shall cause Pricewaterhouse Coopers LLP forthwith to furnish to the Agent(s) a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s), of the same tenor as the letter referred to in Section 5(d) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter.

        (e)    Temporary Suspension of Certain Obligations.    After the Closing Date, if the Company shall determine that it does not intend to be in the market with respect to the Notes during the three months after the date of filing of a quarterly report on Form 10-Q, an annual report on Form 10-K, or an amendment thereto, the Company may deliver to each Agent a notice, which shall be dated the date of delivery thereof to each Agent, to such effect (a "Notice of Temporary Suspension"), in which event the obligations of the Company pursuant to Section (7)(c) hereof with respect to such filings shall be deemed suspended until such time as the Company notifies each Agent that it wishes to re-enter the market with respect to the Notes (which could be earlier than three months after the date of the Notice of Temporary Suspension) and delivers to each Agent the documents required by Section (7)(c) hereof but dated as of the date the Company re-enters the market with respect to the Notes."

SECTION 8.    Indemnification.

        (a)    Indemnification of the Agents.    The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Company; and

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the Company shall not be liable to any Agent under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such Agent results from the fact that such Agent sold Notes to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof in sufficient quantity to such Agent and the loss, liability, claim, damage or expense of such Agent results from an untrue statement or omission of a material fact contained in the preliminary prospectus or the preliminary prospectus supplement which was corrected in the Prospectus or in the Prospectus as amended or supplemented and such correction would have cured such untrue statement or omission of a material fact giving rise to such loss, liability, claim, damage or expense.

        (b)    Indemnification of Company, Directors and Officers.    Each Agent severally, but not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)    Actions Against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9.    Contribution.

        If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discount or commission received by each applicable Agent, as the case may be, bears to the aggregate initial offering price of such Notes.

        The relative fault of the Company, on the one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the applicable Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Company by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Company.

        For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 10.    Payment of Expenses.

        The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

        (a)  The preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto;

        (b)  The preparation, printing and delivery of this Agreement and the Indenture;

        (c)  The preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;

        (d)  The fees and disbursements of the Company's accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the Trustee and its counsel;

        (e)  The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby;

        (f)    The fees charged by nationally recognized statistical rating organizations for the rating of the Program and the Notes;

        (g)  The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

        (h)  The filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD"); and

        (i)    Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company.

SECTION 11.    Representations, Warranties and Agreements to Survive Delivery.

        All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the

Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for the Notes.

SECTION 12.    Termination.

        (a)    Termination of this Agreement.    This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company or an Agent, as to itself, upon the giving of 30 days' prior written notice of such termination to the other party hereto.

        (b)    Termination of Agreement to Purchase Notes as Principal.    The applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time at or prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to market such Notes or enforce contracts for the sale of such Notes, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (iv) a banking moratorium has been declared by either Federal or New York authorities or by the relevant authorities in the country or countries of origin of any foreign or composite currency in which such Notes are denominated and/or payable, or (v) the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review its rating of the Program or any such debt securities, or (vi) there shall have come to the attention of such Agent(s) any facts that would cause such Agent(s) to believe that the Prospectus, at the time it was required to be delivered to a purchaser of such Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

        (c)    General.    In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it from the Company as principal or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(i) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13.    Notices.

        Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

  If to the Company:

    NIKE, Inc.
    One Bowerman Drive
    Beaverton, Oregon 97005-6453
    Attention: General Counsel
    Telecopy No.: (503) 671-3167

  If to the Agents:

    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    4 World Financial Center, 15th Floor
    New York, New York 10080
    Attention: MTN Product Management
    Telecopy No.: (212) 449-2234

    Banc One Capital Markets, Inc
    1 Bank One Plaza
    Mailcode IL1-0595
    Chicago, Illinois 60670
    Attention: Investment Grade Securities—Structuring and Execution
    Telecopy No.: (312) 732 4773

    Banc of America Securities LLC
    Bank of America Corporate Center
    100 North Tryon Street
    Charlotte, North Carolina 28255
    Attention: Medium-Term Note Desk
    Telecopy No.: (704) 388-9939

    Commerzbank Capital Markets Corp.
    1251 Avenue of the Americas, 22nd Floor
    New York, New York 10020-1104
    Attention: Mr. Stephen Willis
    Telecopy No.: (212) 703-4141

    Fleet Securities, Inc.
    100 Federal St.
    Boston, Massachusetts 02110
    Attention: Mr. John Crees (MADE 10012H)
    Telecopy No.: (617) 434-8702

    HSBC Securities (USA) Inc.
    452 Fifth Avenue
    New York, New York 10018
    Attention: Transaction Management
    Telecopy No.: (212) 525-0238

    Salomon Smith Barney Inc.
    388 Greenwich St.
    New York, New York 10013
    Attention: Medium-Term Note Department
    Telecopy No.: (212) 816-0949

    Scotia Capital (USA) Inc.
    One Liberty Plaza
    165 Broadway 25th Floor
    New York, New York 10006
    Attention: Corporate Bond Group
    Telecopy No.: (212) 225-5285

    Tokyo-Mitsubishi International plc
    1251 Avenue of the Americas
    New York, New York 10020-1104
    Attention: The Debt Markets Group
    Telecopy No.: (212) 782-6406

    U.S. Bancorp Piper Jaffray Inc.
    111 S. W. Fifth Avenue, Suite 1900
    Portland, Oregon 97204
    Attention: Mr. Darryl May
    Telecopy No.: (503) 275-3490

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.    Parties.

        This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.    GOVERNING LAW; FORUM.

        THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

SECTION 16.    Effect of Headings.

        The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17.    Counterparts.

        This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

        If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Distribution Agreement, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

Very truly yours,
NIKE, Inc.
By:
/s/ MARCIA A. STILWELL Name: Marcia A. Stilwell Title: Treasurer
CONFIRMED AND ACCEPTED, as of the date first above written:
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
/s/ SCOTT PRIMROSE Authorized Signatory
BANC ONE CAPITAL MARKETS, INC.
By:
/s/ KATHERINE COKIC Name: Katherine Cokic Title: Associate Director
BANC OF AMERICA SECURITIES LLC
By:
/s/ LILY CHANG Name: Lily Chang Title: Principal
COMMERZBANK CAPITAL MARKETS CORP.
By:
/s/ IVY HWANG Name: Ivy Hwang Title: General Counsel

FLEET SECURITIES, INC.
By:
/s/ JOHN CREES Name: John Crees Title: Managing Director
HSBC SECURITIES (USA) INC.
By:
/s/ JIM BRUCIA Name: Jim Brucia Title: Managing Director
SALOMON SMITH BARNEY INC.
By:
/s/ GEORGE KIM Name: George Kim Title: Vice President
SCOTIA CAPITAL (USA) INC.
By:
/s/ FRANK DINON Name: Frank Dinon Title: Managing Director
TOKYO-MITSUBISHI INTERNATIONAL PLC
By:
/s/ HAJIME WANTANABE Name: Hajime Wantanabe Title: Managing Director
U.S. BANCORP PIPER JAFFRAY INC.
By:
/s/ ROBERT A. KRUEGER Name: Robert A. Krueger Title: Managing Director

SCHEDULE A

        As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

MATURITY RANGES	PERCENT OF PRINCIPAL AMOUNT
From 9 months to less than 1 year	.125%
From 1 year to less than 18 months	..150
From 18 months to less than 2 years	..200
From 2 years to less than 3 years	..250
From 3 years to less than 4 years	..350
From 4 years to less than 5 years	..450
From 5 years to less than 6 years	..500
From 6 years to less than 7 years	..550
From 7 years to less than 10 years	..600
From 10 years to less than 15 years	..625
From 15 years to less than 20 years	..700
From 20 years to 30 years	..750
Greater than 30 years	*

*
As agreed to by the Company and the applicable Agent at the time of sale.

EXHIBIT A

PRICING TERMS

Principal Amount: $
        (or principal amount of foreign or composite currency)

Interest Rate or Formula:
        If Fixed Rate Note,
                Interest Rate:
                Interest Payment Dates:
        If Floating Rate Note,
                Interest Rate Basis(es):
                        If LIBOR,
                                ~ LIBOR Reuters Page:
                                ~ LIBOR Telerate Page:
                                Designated LIBOR Currency:
                        If CMT Rate,
                                Designated CMT Telerate Page:
                                        If Telerate Page 7052:
                                                 ~ Weekly Average
                                                 ~ Monthly Average
                                Designated CMT Maturity Index:

    Index Maturity:
    Spread and/or Spread Multiplier, if any:
    Initial Interest Rate, if any:
    Initial Interest Reset Date:
    Interest Reset Dates:
    Interest Payment Dates:
    Maximum Interest Rate, if any:
    Minimum Interest Rate, if any:
    Fixed Rate Commencement Date, if any:
    Fixed Interest Rate, if any:
    Day Count Convention:
    Calculation Agent:

Redemption Provisions:
        Initial Redemption Date:
        Initial Redemption Percentage:
        Annual Redemption Percentage Reduction, if any:

Repayment Provisions:
        Optional Repayment Date(s):

Original Issue Date:
Stated Maturity Date:
Specified Currency:
Exchange Rate Agent:
Authorized Denomination:
Purchase Price:    %, plus accrued interest, if any, from
Price to Public:    %, plus accrued interest, if any, from

Issue Price:
Settlement Date and Time:
Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

        Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement.

        Legal Opinions pursuant to Section 7(c) of the Distribution Agreement.

        Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

EXHIBIT B

FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)(1)

[NIKE, Inc. Letterhead]

May 29, 2002

Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
Banc of America Securities LLC
Salomon Smith Barney Inc.
Banc One Capital Markets, Inc.
HSBC Securities (USA) Inc.
Tokyo-Mitsubishi International plc
Commerzbank Capital Markets Corp.
Fleet Securities, Inc.
Scotia Capital (USA) Inc.
U.S. Bancorp Piper Jaffray Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
4 World Financial Center, 15th Floor
New York, New York 10080

    Re: NIKE, Inc.

Ladies and Gentlemen:

        I am general counsel for NIKE, Inc., an Oregon corporation (the "Company"), and am rendering this opinion in connection with the Distribution Agreement (the "Distribution Agreement") dated as of May 29, 2002 between the Company and you (collectively, the "Agents") and in connection with the issuance by the Company of up to $500,000,000 (or its equivalent in one or more foreign currencies or composite currencies) in aggregate initial public offering price of its Medium-Term Notes (the "Notes"), having such terms and provisions established in an Officers' Certificate dated May 29, 2002 pursuant to the indenture dated as of December 13, 1996 (the "Indenture") between the Company and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as Trustee ("Trustee"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on October 10, 2001 (File No. 333-71324), as amended by Amendment No. 1 filed with the Commission on January 22, 2002 (collectively, including the documents incorporated by reference therein (the "Incorporated Documents"), the "Registration Statement") (which Registration Statement also constitutes, pursuant to Rule 429 under the Act, Post-Effective Amendment No. 1 to Registration Statement No. 333-71975), a prospectus dated January 24, 2002 (the "Base Prospectus"), a prospectus supplement dated May 29, 2002 (the "Prospectus Supplement") and the Distribution Agreement. The Base Prospectus and the Prospectus Supplement, including the Incorporated Documents, are herein collectively referred to as the "Prospectus".

        This opinion is being rendered to you pursuant to Section 5(b)(2) of the Distribution Agreement. Capitalized terms used herein without definition have the meanings ascribed to them in the Distribution Agreement.

        As such counsel, I have made such legal and factual examinations and inquiries as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies. As to facts material to the opinions, statements and assumptions expressed herein, I have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

        I am opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of Oregon and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

        Whenever a statement herein is qualified as to knowledge, awareness, or a similar phrase, it is intended to indicate that neither I nor any other lawyers in the Company's legal department have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement.

        Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

        1.    The Company has been duly incorporated and is validly existing under the laws of the State of Oregon, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

        2.    To the best of my knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject, required to be described in the Prospectus, which are not described as required.

        3.    Each of the Distribution Agreement and Indenture has been duly authorized, executed and delivered by the Company.

        4.    The Notes, in the forms certified by the Company as of the date hereof, have been duly authorized for offer, sale, issuance and delivery pursuant to the Distribution Agreement by the Company; provided, however, that I have assumed that the aggregate principal amount of the Notes that my be validly issued will be reduced dollar for dollar for any other debt securities issued and sold under the Registration Statement after the date hereof.

        5.    The issuance and sale of the Notes by the Company pursuant to the Distribution Agreement in the forms certified by the Company as of the date hereof and the performance by the Company of its obligations under the Notes, the Indenture, the Distribution Agreement and the Interest Calculation Agreement dated as of May 29, 2002 between the Company and Trustee will not result in the violation by the Company of (a) its Articles of Incorporation or Bylaws or (b) any federal or Oregon statute, rule or regulation (other than federal or state securities laws) known to me to be applicable to the Company or any order known to me of any court or governmental agency or body or in the breach of or a default under any material indenture, note, loan, agreement, mortgage, deed of trust or other written agreement creating, evidencing or securing indebtedness of the Company for borrowed money or any material lease to which the Company is a party, other than, with regard to (b) above, such violations, breaches or defaults which would not have a material adverse effect on the Company and its subsidiaries taken as a whole and would not adversely affect the validity of the Notes.

        6.    To the best of my knowledge, no consent, approval, authorization or order of, or filing with, any Oregon court or governmental agency or body is required for the consummation of the issuance and sale of the Notes by the Company pursuant to the Distribution Agreement and the performance by the Company of its obligations under the Notes, the Indenture and the Distribution Agreement, except such as may be required under state securities laws in connection with the solicitation by the Agents of offers to purchase Notes from the Company and with purchases of Notes by the Agents as principal, as the case may be.

        7.    The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business require such qualification, and in which the failure to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a whole.

        8.    The Company is not, and upon issuance and sale of the Notes and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company", as such term is defined in the Investment Company Act of 1940.

        9.    The Incorporated Documents, when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that I express no opinion with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Incorporated Documents. In passing upon the compliance as to form of the Incorporated Documents, I have assumed that the statements made and incorporated by reference therein are correct and complete.

        10.  No facts came to my attention that caused me to believe that any of the Incorporated Documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Incorporated Documents were so filed, not misleading; it being understood, however, that I express no opinion with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Incorporated Documents.

        11.  To the best of my knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act, if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required.

        The opinions set forth in paragraphs 5 and 6 above are based upon my consideration of only those statutes, rules and regulations which, in my experience, are normally applicable to the transactions herein contemplated.

        This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without my prior written consent; provided, however, that Sidley Austin Brown & Wood LLP may rely on paragraphs 1, 4 and 5 of this opinion in connection with the opinion it is rendering to you pursuant to Section 5(b)(1) of the Distribution Agreement.

Very truly yours,
James C. Carter, Esq. General Counsel

EXHIBIT C

FORM OF OPINION OF COMPANY'S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)(2)

May 29, 2002

Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
Banc of America Securities LLC
Salomon Smith Barney Inc.
Banc One Capital Markets, Inc.
HSBC Securities (USA) Inc.
Tokyo-Mitsubishi International plc
Commerzbank Capital Markets Corp.
Fleet Securities, Inc.
Scotia Capital (USA) Inc.
U.S. Bancorp Piper Jaffray Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
4 World Financial Center, 15th Floor
New York, New York 10080

    Re: NIKE, Inc.

Ladies and Gentlemen:

        We have acted as special counsel to NIKE, Inc., an Oregon corporation (the "Company"), in connection with the Distribution Agreement (the "Distribution Agreement") dated as of May 29, 2002 between the Company and you (collectively, the "Agents") and in connection with the issuance by the Company of up to $500,000,000 (or its equivalent in one or more foreign currencies or composite currencies) in aggregate initial public offering price of its Medium-Term Notes (the "Notes"), having such terms and provisions established in an Officers' Certificate dated May 29, 2002 (the "Officers' Certificate") pursuant to the indenture dated as of December 13, 1996 (the "Indenture") between the Company and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as Trustee (the "Trustee"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on October 10, 2001 (File No. 333-71324), as amended by Amendment No. 1 filed with the Commission on January 22, 2002 (the "Registration Statement") (which Registration Statement also constitutes, pursuant to Rule 429 under the Act, Post-Effective Amendment No. 1 to Registration Statement No. 333-71975), a prospectus dated January 24, 2002 (the "Base Prospectus"), a prospectus supplement dated May 29, 2002 (the "Prospectus Supplement") and the Distribution Agreement. The Base Prospectus and the Prospectus Supplement, including the Incorporated Documents, are herein collectively referred to as the "Prospectus".

        This opinion is being rendered to you pursuant to Section 5(b)(2) of the Distribution Agreement. Capitalized terms used herein without definition have the meanings assigned to them in the Distribution Agreement.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated

procedure), and except where a statement is qualified as to knowledge or awareness (in which case we have with your consent made no or limited inquiry as specified below).

        As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Distribution Agreement, and translations of documents that are not in the English language. We have not independently verified such factual matters.

        Whenever a statement herein is qualified as to knowledge, awareness, or a similar phrase, it is intended to indicate that those attorneys in the firm who have rendered legal services in connection with the transaction referenced above do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement.

        We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning Oregon law and certain other matters are addressed in the opinion of James C. Carter, Esq., General Counsel of the Company, which has been separately provided to you, and we express no opinion with respect to those matters.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        1.    The Indenture is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

        2.    The Notes, in the forms certified by the Company as of the date hereof, when duly completed, executed and issued by the Company in accordance with the Indenture and the Officers' Certificate, and authorized in accordance with the terms of the Indenture and delivered to and paid for by the purchasers in accordance with the terms of the Distribution Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        3.    The Indenture has been duly qualified under the Trust Indenture Act.

        4.    The issuance and sale of the Notes, in the forms certified by the Company as of the date hereof, by the Company pursuant to the Distribution Agreement will not result in the violation by the Company of any federal or New York statute, rule or regulation known to us to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere herein), and no consent, approval, authorization or order of, or filing with, any federal or New York court or governmental agency or body is required for the consummation of the issuance and sale of the Notes by the Company pursuant to the Distribution Agreement and for the performance by the Company of its obligations under the Notes, the Indenture and the Distribution Agreement, except as have been obtained under the Act and as may be required under state securities laws in connection with the solicitation by the Agents of offers to purchase Notes from the Company and with purchases of Notes by the Agents as principal, as the case may be.

        5.    The Registration Statement and the Prospectus (in each case excluding the reports and proxy statements filed by the Company with the Commission and incorporated in the Prospectus by reference (the "Incorporated Documents")), as of its effectiveness or issue date respectively, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules, other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Form T-1. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made and incorporated by reference therein are correct and complete.

        6.    The statements in the Prospectus under the headings "Description of Debt Securities," "Description of the Notes," "Special Provisions Relating to Foreign Currency Notes" and "Certain United States Federal Income Tax Considerations," in each case insofar as such statements constitute a summary of legal matters, are accurate summaries in all material respects.

        7.    The Registration Statement has become effective under the Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rule 424(b) under the Act.

        8.    The Notes, in the forms certified by the Company as of the date hereof, and the Indenture conform in all material respects to the descriptions thereof in the Prospectus under the captions "Description of Debt Securities" and "Description of the Notes," in each case insofar as such statements are summaries of legal matters.

        In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement, the Prospectus and the Incorporated Documents and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus or the Incorporated Documents and have not made any independent check or verification thereof (except to the extent stated in paragraph 6 above), during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, including the Incorporated Documents, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Form T-1.

        The opinions rendered in paragraphs 1 and 2, relating to the enforceability of the Indenture and the Notes, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.4 of the Indenture; (v) we express no opinion with respect to whether acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (vi) we express no opinion as to the enforceability of any provision of the Notes and the Indenture to the extent it requires any party to indemnify any other person against loss in obtaining the currency due under such Notes and Indenture following a court judgment rendered in another currency. Further, we wish to advise you that enforcement of the Notes and the Indenture may be limited by (a) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on the date determined pursuant to applicable law or (b) governmental authority to limit, delay or prohibit the making of payments in foreign currencies or currency units outside of the United States.

        Our opinions set forth in paragraph 4 above are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to public offerings of medium-term notes.

        To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Oregon, and has the corporate power and authority to consummate the transactions contemplated under the Distribution Agreement; that the Notes have been duly authorized by all necessary corporate action by the Company; that the Indenture has been duly authorized by all necessary corporate action by the Company; that the Trustee under the Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                                                        Very truly yours,

EXHIBIT D

FORM OF ACCOUNTANT'S COMFORT LETTER
PURSUANT TO SECTION 5(d)

        We are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and:

          (i)    in our opinion, the audited consolidated financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

          (ii)  on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the three- month periods ended August 31, 2001 and the three- and six-month periods ended November 30, 2001 and 2000 and the three- and nine-month periods ended February 28, 2001 and 2000, included or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "10-Q Financials"), a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and committees thereof since [day after end of last audited period], inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the three-month periods ended November 30, 2001 and 2002, the three- and six-month periods ended November 30, 2001 and 2000 and the three- and nine-month periods ended February 28, 2001 and 2000 and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

            (A)  the 10-Q Financials included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

            (B)  at                        , 2001 and at a specified date not more than five days prior to the date hereof, there was any change in the                        of the Company and its subsidiaries, any decrease in the                        of the Company and its subsidiaries or any increase in the                        of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except in each case for any changes, decreases or increases that the Registration Statement and the Prospectus disclose have occurred or may occur; or

            (C)  for the period from [                        , 2001 to                        , 2001 and for the period from]                         , 19    to a specified date not more than five days prior to the date hereof, there was any decrease in                        ,                         or                         , in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement and the Prospectus discloses have occurred or may occur;

          (iii)  based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included or incorporated by reference in the Registration Statement and the Prospectus [and a reading of the financial statements from which such data were derived],1 nothing came to our attention that caused us to believe that the Selected Financial Data included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act;

          (iv)  we have compared the information included or incorporated by reference in the Registration Statement and the Prospectus under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that such information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

          (v)  in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information included or incorporated by reference in the Registration Statement and the Prospectus, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

1
Include only if there are selected financial data that have been derived from financial statements not included or incorporated by reference in the Registration Statement and the Prospectus.

QuickLinks

  Exhibit 1
NIKE, Inc. Medium-Term Notes Due Nine Months or More from Date of Issue DISTRIBUTION AGREEMENT
SCHEDULE A
PRICING TERMS
FORM OF OPINION OF COMPANY'S GENERAL COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)(1)
FORM OF OPINION OF COMPANY'S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)(2)
FORM OF ACCOUNTANT'S COMFORT LETTER PURSUANT TO SECTION 5(d)